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                                                                  Exhibit (b)(2)

                                                                  EXECUTION COPY

                          SECURITY AND PLEDGE AGREEMENT

                           DATED AS OF AUGUST 1, 2002

                                     BETWEEN

                                     EACH OF

               DELTA I ACQUISITION, INC., DELTA I ACQUISITION, LLC
                       AND THE OTHER GRANTORS PARTY HERETO

                                       AND

                               BARCLAYS BANK PLC,
                             AS THE COLLATERAL AGENT
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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Section 1.  DEFINITIONS; GRANT OF SECURITY...................................2
      1.1.  General Definitions..............................................2
      1.2.  Definitions; Interpretation......................................8
      1.3.  Grant of Security................................................8
      1.4.  Certain Limited Exclusions.......................................9

Section 2.  SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.................9
      2.1.  Security for Obligations.........................................9
      2.2.  Grantors Remain Liable..........................................10

Section 3.  REPRESENTATIONS AND WARRANTIES AND COVENANTS....................10
      3.1.  Generally.......................................................10
      3.2.  Equipment and Inventory.........................................13
      3.3.  Receivables.....................................................14
      3.4.  Investment Related Property.....................................16
      3.5.  Material Contracts..............................................20
      3.6.  Letter of Credit Rights.........................................21
      3.7.  Intellectual Property...........................................22
      3.8.  Commercial Tort Claims..........................................25

Section 4.  ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;
            ADDITIONAL GRANTORS.............................................25
      4.1.  Access; Right of Inspection.....................................25
      4.2.  Further Assurances..............................................25
      4.3.  Additional Grantors.............................................26

Section 5.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.....................27
      5.1.  Power of Attorney...............................................27
      5.2.  No Duty on the Part of Collateral Agent or Secured Parties......28

Section 6.  REMEDIES........................................................28
      6.1.  Generally.......................................................28
      6.2.  Investment Related Property.....................................29
      6.3.  Intellectual Property...........................................30
      6.4.  Cash Proceeds...................................................31
      6.5.  Application of Proceeds.........................................32

Section 7.  COLLATERAL AGENT................................................32

Section 8.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.................33

Section 9.  STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM..................33

Section 10.  MISCELLANEOUS..................................................33


                                      (i)
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      This SECURITY AND PLEDGE AGREEMENT, dated as of August 1, 2002 (this
"AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "GRANTOR"), and BARCLAYS BANK PLC, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS:

      WHEREAS, reference is made to that certain Senior Credit Agreement dated August 1, 2002 (as it may be amended, restated, supplemented, novated or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among (i) Four Seasons Healthcare Limited, a company incorporated in England and Wales with registered number 3782935 ("PARENT"), (ii) Four Seasons Healthcare Holdings PLC, a company incorporated in England and Wales with registered number 3806216 ("FSHC HOLDCO"), (iii) the companies listed in Schedule 3 thereto (the "INITIAL Guarantors"), (iv) Barclays Bank PLC as mandated lead arranger (the "ARRANGER"),
(v) the financial institutions listed in Schedule 1 thereto (the "LENDERS"),
(vi) Barclays Bank PLC, in its capacity as facility agent for the Lenders under the Senior Finance Documents (the "FACILITY AGENT"), and (vii) Barclays Bank PLC, in its capacity as agent and trustee for the Finance Parties under the Security Documents (the "COLLATERAL AGENT").

      WHEREAS, each Grantor is an Obligor under the Credit Agreement and, among other things, has guaranteed the obligations of the other Obligors under the Senior Finance Documents pursuant to Clause 17 (Guarantee and Indemnity) of the Credit Agreement; and

      WHEREAS, in consideration of the extensions of credit and other accommodations of the Finance Parties as set forth in the Credit Agreement and the other Senior Finance Documents, respectively, each Grantor has agreed to secure such Grantor's obligations under the Senior Finance Documents as set forth herein; and

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

      1.1. GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

      "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

      "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

      "AGREEMENT" shall have the meaning set forth in the preamble.

      "ADDITIONAL GRANTORS" shall have the meaning assigned in Section 4.3.

      "ASSIGNED AGREEMENTS" shall mean, with respect to any Grantor, all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after


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the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

      "CASH PROCEEDS" shall have the meaning assigned in Section 6.4.

      "CHATTEL PAPER" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

      "COLLATERAL" shall have the meaning assigned in Section 1.3.

      "COLLATERAL AGENT" shall have the meaning set forth in the preamble.

      "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

      "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Security Interest in such real or personal property.

      "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 3.8 (as such schedule may be amended or supplemented from time to time) in an amount in excess of $50,000.

      "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3.4 under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

      "CONTROLLED FOREIGN CORPORATION" shall mean "controlled foreign corporation" as defined in the Tax Code.

      "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 3.7(B) (as such schedule may be amended or supplemented from time to time).

      "COPYRIGHTS" shall mean all United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the applications referred to in Schedule 3.7(A) (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

      "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.


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      "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in
Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3.4 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

      "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

      "EQUIPMENT" shall mean: (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

      "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in
Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

      "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and
(ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

      "GOVERNMENTAL AUTHORITY" shall mean any governmental or regulatory (including stock exchange) authority, agency, court, commission, body or other governmental entity.

      "GRANTORS" shall have the meaning set forth in the preamble.

      "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

      "INSURANCE" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

      "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

      "INVENTORY" shall mean: (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business (in each case, regardless of whether characterized as inventory under the UCC).

      "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, Securities Accounts, Commodities Accounts, Deposit Accounts and certificates of deposit.

      "LENDER" shall have the meaning set forth in the recitals.


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      "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in
Article 9 of the UCC.

      "MATERIAL CONTRACTS" shall mean all contracts listed on Schedule 3.5 (as such schedule may be amended or supplemented from time to time).

      "MONEY" shall mean "money" as defined in the UCC.

      "NON-ASSIGNABLE CONTRACT" shall have the meaning assigned in Section 3.5.

      "OBLIGATIONS" means all obligations of every nature from time to time owed by any Obligor under any Senior Finance Document, whether for principal, interest, fees, expenses, indemnification, reimbursement of a drawing under a Bank Guarantee or otherwise.

      "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in
Schedule 3.7(D) (as such schedule may be amended or supplemented from time to time).

      "PATENTS" shall mean all United States, state and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 3.7(C) (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

      "PAYMENT INTANGIBLE" shall have the meaning specified in Article 9 of the UCC.

      "PERMITTED SALE" shall mean those sales, transfers or assignments permitted by Clause 20.3 (Disposals and security undertakings) of the Credit Agreement.

      "PERMITTED SECURITY INTERESTS" means Security Interests permitted under Clause 20.3(c) (Negative Pledge) of the Credit Agreement.

      "PERSON" shall mean any individual, corporation, general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

      "PLEDGED DEBT" shall mean, with respect to any Grantor, all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 3.4(A) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

      "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

      "PLEDGED LLC INTERESTS" shall mean, with respect to any Grantor, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 3.4(A) under the heading "Pledged LLC Interests" (as such schedule may be amended or


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supplemented from time to time) and the certificates, if any, representing such limited liability company interests of such Grantor and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

      "PLEDGED PARTNERSHIP INTERESTS" shall mean, with respect to any Grantor, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 3.4(A) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests of such Grantor and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

      "PLEDGED TRUST INTERESTS" shall mean, with respect to any Grantor, all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 3.4(A) under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests of such Grantor and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

      "PLEDGED STOCK" shall mean, with respect to any Grantor, all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 3.4(A) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares of such Grantor and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

      "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

      "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

      "RECEIVABLES" shall mean, with respect to any Grantor, all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property of such Grantor, together with all of such Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.


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      "RECEIVABLES RECORDS" shall mean, with respect to any Grantor, (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables of such Grantor, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables of such Grantor, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, Security Interest search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

      "RECORD" shall have the meaning specified in Article 9 of the UCC.

      "SECURED OBLIGATIONS" shall have the meaning assigned in Section 2.1.

      "SECURED PARTIES" means the Arranger, each Agent, each Lender, each Ancillary Lender, each Issuing Lender and each Hedging Lender and shall include, without limitation, all former such Persons to the extent that any Obligations owing to such Persons have not been paid or satisfied in full.

      "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3.4(A) under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

      "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

      "TRADEMARK LICENSES" shall mean, with respect to any Grantor, any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 3.7(F) (as such schedule may be amended or supplemented from time to time).

      "TRADEMARKS" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 3.7(E) (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.


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      "TRADE SECRET LICENSES" shall mean, with respect to any Grantor, any and all agreements providing for the granting of any right in or to Trade Secrets of such Grantor (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 3.7(G) (as such schedule may be amended or supplemented from time to time).

      "TRADE SECRETS" shall mean, with respect to any Grantor, all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

      "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

      1.2. DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

      1.3. GRANT OF SECURITY. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing Security Interest on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

            (a) Accounts;

            (b) Chattel Paper;

            (c) Documents;

            (d) General Intangibles;

            (e) Goods;

            (f) Instruments;


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

            (g) Insurance;

            (h) Intellectual Property;

            (i) Investment Related Property;

            (j) Letter of Credit Rights;

            (k) Money;

            (l) Receivables and Receivables Records;

            (m) Commercial Tort Claims;

            (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

            (o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

      1.4. CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything contained in
Section 1.3 hereof or anything else herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's right, title or interest (a) in any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of any Grantor therein; (b) in any license, contract or agreement to which such Grantor is a party, including, without limitation, with respect to any Pledged Partnership Interests or any Pledged LLC Interests, to the extent, but only to the extent, that such a grant, under the terms of such license, contract or agreement (including, without limitation, any partnership agreements or any limited liability company agreements), or otherwise, results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law); provided, that each Grantor agrees to use all reasonable best efforts to obtain all requisite consent to enable such Grantor to provide a security interest in such asset and, in any event, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; or (c) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock of each Controlled Foreign Corporation.

SECTION 2. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

      2.1. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral of each Grantor is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section


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362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) (and any successor provision thereof), whether or not a claim is allowed against such Grantor for such amount in the related bankruptcy proceeding), of all Obligations with respect to such Grantor (the "SECURED OBLIGATIONS"); PROVIDED THAT anything contained in this Agreement to the contrary notwithstanding, the Secured Obligations of any Grantor under this Agreement shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Grantor's Secured Obligations subject to avoidance as a fraudulent transfer or conveyance under
Section 548 of the US Bankruptcy Code or any applicable provisions of comparable law of one or more of the states or Governmental Authorities comprising the United States of America (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Grantor (a) in respect of intercompany indebtedness to any Group Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Pledgor hereunder and (b) under any guarantee of senior unsecured indebtedness or indebtedness subordinated in right of payment to obligations of the Obligors outstanding under this Agreement or the Senior Finance Documents, which guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Grantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar right of such Grantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Grantor and other Obligors or affiliates of the Obligors of obligations arising under the Senior Finance Documents by such parties.

      2.2. GRANTORS REMAIN LIABLE. Anything contained herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC Interest, any Assigned Agreement and/or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) neither the Collateral Agent nor any Secured Party nor any purchaser at a foreclosure sale shall have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 3. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

      3.1. GENERALLY.

            (a) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants that:

                        (i) it owns the Collateral purported to be owned by it
            or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Security Interest rights or claims of all other Persons other than Permitted Security Interests;

                        (ii) the full legal name of such Grantor is as set forth
            on Schedule 3.1 (A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 3.1 (B) (as such schedule may be amended or supplemented from time to time);

                        (iii) it has indicated on Schedule 3.1(A) (as such
            schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) the chief executive office or sole place of business (or the principal residence if such Grantor is a natural person) of such Grantor and (z) the organizational identification number, if any, of such Grantor;

                        (iv) except as provided on Schedule 3.1(C), it has not
            changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

                        (v) it has not within the last five (5) years become
            bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on
            Schedule 3.1 (D) hereof (as such schedule may be amended or supplemented from time to time);

                        (vi) with respect to each agreement identified on
            Schedule 3.1(D), it has indicated on Schedule 3.1(A) and Schedule 3.1(B) the information required pursuant to Section 3.1(a)(ii),
            (iii) and (iv) with respect to the debtor under each such agreement;

                        (vii) upon the filing of all UCC financing statements
            naming each Grantor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 3.1(E) hereof (as such schedule may be amended or supplemented from time to time), the other filings delivered by each Grantor, and compliance with the other requirements of this Agreement, including obtaining control agreements with respect to Deposit Accounts and Securities Accounts, all actions and consents necessary or desirable to create, perfect or ensure the first priority Security Interest (subject only to Permitted Security Interests and to the rights of the United States Government with respect to United States Government Receivables) hereunder have been made or obtained and the security interests granted to the Collateral Agent hereunder will constitute valid and perfected first priority Security Interests (subject in the case of priority only to Permitted Security Interests and to the rights of the United States government (including any agency or department thereof) with respect to United States Government Receivables) on all of the Collateral, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a grant of security interest in the United States Patent and Trademark Office or in the United States Copyright Office;

                        (viii) other than the financing statements filed in
            favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Security Interests;

                        (ix) no authorization, approval or other action by, and
            no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for either (i) the pledge or grant by any Grantor of the Security Interest purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

                        (x) all information supplied by any Grantor on any
            schedule to this Agreement is accurate and complete in all material respects;

                        (xi) none of the Collateral constitutes, or is the
            Proceeds of, "farm products" (as defined in the UCC); and

                        (xii) it does not own any "as extracted collateral" (as
            defined in the UCC) or any timber to be cut.

      (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                        (i) except for the security interest created by this
            Agreement, it shall not create or suffer to exist any Security Interest upon or with respect to any of the Collateral, except Permitted Security Interests, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

                        (ii) it shall not produce, use or permit any Collateral
            to be used unlawfully or in violation of any applicable statute, regulation or ordinance (except any violation that has not had and is not reasonably likely to have a Material Adverse Effect) or in violation of any policy of insurance covering the Collateral;

                        (iii) it shall not change its name, type of
            organization, jurisdiction of organization, chief executive office or corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days (or such lesser time as may be agreed by the Collateral Agent) prior to any such change or establishment, identifying such new proposed name, type of organization, jurisdiction of organization, chief executive office or corporate structure and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's Security Interest in the Collateral intended to be granted and agreed to hereby;

                        (iv) it shall pay promptly when due all property and
            other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

                        (v) it shall not take or permit any action which could
            impair the Collateral Agent's rights in the Collateral; and

                        (vi) it shall not sell, transfer or assign (by operation
            of law or otherwise) any Collateral except as Permitted Sales or as otherwise permitted under the Credit Agreement.

      3.2. EQUIPMENT AND INVENTORY.

            (a) REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants, on the date of this Agreement, the date of each Drawdown Request, each Drawdown Date and the first day of each Interest Period, that:

                        (i) any Goods now or hereafter produced by any Grantor
            included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

                        (ii) except as set forth on Schedule 3.2 (as such
            schedule may be amended or supplemented from time to time), none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

            (b) COVENANTS AND AGREEMENTS. Each Grantor covenants and agrees that:

                        (i) it shall keep complete and accurate records of the
            Inventory as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with US gaap;

                        (ii) it shall not deliver any Document evidencing any
            Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

                        (iii) if any Equipment or Inventory is in possession or
            control of any third party, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent; and

                        (iv) with respect to any item of Equipment in excess of
            $50,000 individually or $100,000 in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

      3.3. RECEIVABLES.

            (a) REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants, on the date of this Agreement, the date of each Drawdown Request, each Drawdown Date and the first day of each Interest Period, that:

                        (i) each Receivable (a) is and will be the legal, valid
            and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors generally and general principles of equity and (d) is and will be in compliance with all applicable laws in all material respects;

                        (ii) except as set forth on Schedule 3.3 (as such
            schedule may be amended or supplemented from time to time), none of the Account Debtors in respect of any Receivable in excess of $50,000 individually or $100,000 in the aggregate is the Government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and

                        (iii) no Receivable in excess of $50,000 individually or
            $100,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 3.3(c).

            (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                        (i) it shall keep complete and accurate records of the
            Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

                        (ii) it shall mark conspicuously, in form and manner
            reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

                        (iii) it shall perform in all material respects all of
            its obligations with respect to the Receivables;

                        (iv) it shall not amend, modify, terminate or waive any
            provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect on the value of such Receivable as Collateral except in the ordinary course of business. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, following an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

                        (v) except as otherwise provided in this subsection,
            each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable. Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may:
            (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Securities Account or Deposit Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

            (c) DELIVERY AND CONTROL OF RECEIVABLES. With respect to any Receivables in excess of $50,000 individually or $100,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables in the aggregate which would constitute "electronic chattel paper" under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.

      3.4. INVESTMENT RELATED PROPERTY.

            (a) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on the date of this Agreement, the date of each Drawdown Request, each Drawdown Date and the first day of each Interest Period, that:

                        (i) Schedule 3.4(A) (as such schedule maybe amended or
            supplemented from time to time) sets forth under the headings "Pledged Stock," "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

                        (ii) it is the record and beneficial owner of the
            Pledged Equity Interests free of all Security Interests, rights or claims of other Persons other than Permitted Security Interests and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                        (iii) no consent of any Person including any other
            general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

                        (iv) none of the Pledged LLC Interests nor Pledged
            Partnership Interests are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction;

                        (v) Schedule 3.4(A) (as such schedule may be amended or
            supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by any Grantor; such Pledged Debt constitutes all of the issued and outstanding inter-company Indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor;

                        (vi) Schedule 3.4(A) (as such schedule may be amended or
            supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which any Grantor has an interest. Each Grantor is the sole entitlement holder of each such respective Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

                        (vii) Schedule 3.4(A) (as such schedule may be amended
            or supplemented from time to time) sets forth under the heading "Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest and each Grantor is the sole account holder of each such respective Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

                        (viii) each Grantor has taken all actions necessary or
            desirable, including those specified in Section 3.4(c), to: (a) establish the Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts or Securities Entitlements (each as defined in the UCC); (b) establish the Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (c) to deliver all Instruments to the Collateral Agent.

            (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                        (i) without the prior written consent of the Collateral
            Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection or priority of the Collateral Agent's security interest, (b) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt in any way that adversely affects the validity, perfection or priority of the Collateral Agent's security interest, or (c) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (c), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof;

                        (ii) in the event it acquires rights in any Investment
            Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 3.4 as required hereby;

                        (iii) except as provided in the next sentence or in the
            Credit Agreement, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within 10 days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions and all payments of interest;

                        (iv) it shall comply with all of its obligations under
            any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests;

                        (v) it shall notify the Collateral Agent of any material
            default under any Pledged Debt with an aggregate principal amount in excess of $100,000;

                        (vi) without the prior written consent of the Collateral
            Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent company; provided that if the surviving or resulting company upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 1.4 hereof; and

                        (vii) each Grantor consents to the grant by each other
            Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

            (c) DELIVERY AND CONTROL. Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 3.4(c) on or before the date hereof and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 3.4(c) promptly upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or
(ii) execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with the Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor. With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C hereto pursuant to which it shall agree to comply with the Collateral Agent's "entitlement orders" without further consent by such Grantor. With respect to any Investment Related Property that is a `Deposit Account," it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts. In addition to the foregoing if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

            (d) VOTING AND DISTRIBUTIONS.

                        (i) So long as no Event of Default shall have occurred
            and be continuing:

      (A) except as otherwise provided in Section 3.4(b)(i) of this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if such exercise would constitute a breach of a representation or obligation under the Credit Agreement or would adversely affect the validity or enforceability of this Agreement or the Collateral Agent's rights hereunder or the transferability of such Investment Related Property or would adversely affect the validity, perfection or priority of the Collateral Agent's security interest; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 3.4(d)(i)(A), and no notice of any such voting or consent need be given to the Collateral Agent; and


      (B) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above.

                        (ii) Upon the occurrence and during the continuation of
            an Event of Default:

      (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

      (B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in
            Section 5.

      3.5. MATERIAL CONTRACTS.

            (a) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on the date of this Agreement, the date of each Drawdown Request, each Drawdown Date and the first day of each Interest Period, that:

                        (i) Schedule 3.5 (as such schedule may be amended or
            supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights;

                        (ii) the Material Contracts which have been furnished to
            the Collateral Agent are true and complete copies (including any amendments or supplements thereof);

                        (iii) no Material Contract prohibits assignment or
            requires consent of or notice to any Person in connection with the assignment to the Collateral Agent hereunder, except such as has been given or made or is currently sought pursuant to Section 3.5
            (b)(vii) hereof.

            (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

                        (i) in addition to any rights under Section 3.3, the
            Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;

                        (ii) each Grantor shall deliver promptly to the
            Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;

                        (iii) each Grantor shall deliver promptly to the
            Collateral Agent, and in any event within ten (10) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or
            (2) any new Material

            Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Collateral Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 3.5(b)(iii)), and an explanation of any actions being taken with respect thereto;

                        (iv) it shall perform in all material respects all of
            its obligations with respect to the Material Contracts;

                        (v) it shall promptly and diligently exercise each
            material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable;

                        (vi) it shall use its best efforts to keep in full force
            and effect any Supporting Obligation or Collateral Support relating to any Material Contract;

                        (vii) with respect to any agreement, contract or license
            to which any Grantor is a party that prevents the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise) (any such agreement, contract or license, a "NON-ASSIGNABLE CONTRACT"), each Grantor shall, within thirty (30) days of the date hereof with respect to any Non-Assignable Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Contract after the date hereof, request in writing the consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Secured Party and use its best efforts to obtain such consent as soon as practicable thereafter; and

                        (viii) it shall use its best efforts, after the date
            hereof, not to be a party to any agreement, contract or license that prevents the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory).

      3.6. LETTER OF CREDIT RIGHTS.

            (a) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on the date of this Agreement, the date of each Drawdown Request, each Drawdown Date and the first day of each Interest Period, that:

                        (i) any letter of credit in an amount of $50,000 or more
            to which such Grantor has rights is listed on Schedule 3.6 (as such schedule may be amended or supplemented from time to time) hereto; and

                        (ii) it has obtained the consent of each issuer of any
            material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent.

            (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the

Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

      3.7. INTELLECTUAL PROPERTY.

            (a) REPRESENTATIONS AND WARRANTIES. Except as disclosed in Schedule 3.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the date of this Agreement, the date of each Drawdown Request, each Drawdown Date and the first day of each Interest Period, that:

                        (i) Schedule 3.7 (as such schedule may be amended or
            supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of such Grantor;

                        (ii) it is the sole and exclusive owner of the entire
            right, title, and interest in and to all Intellectual Property on
            Schedule 3.7 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Security Interests, claims, encumbrances and licenses, except for Permitted Security Interests and the licenses set forth on Schedule 3.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

                        (iii) all Intellectual Property is subsisting and has
            not been adjudged invalid or unenforceable, in whole or in part except as could not reasonably be expected to have a Material Adverse Effect, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property in full force and effect;

                        (iv) all Intellectual Property is valid and enforceable
            in all material respects; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of such Grantor's right to register, or such Grantor's rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened;

                        (v) all registrations and applications for Copyrights,
            Patents and Trademarks are standing in the name of each Grantor, and none of the material Trademarks, Patents, Copyrights or Trade Secret Collateral has been licensed by any Grantor to any affiliate or third party, except as disclosed in Schedule 3.7(B), (D), (F), or
            (G) (as each may be amended or supplemented from time to time);

                        (vi) each Grantor has been using appropriate statutory
            notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor;

                        (vii) no Grantor has any knowledge of any third party
            claim that any or part of such Grantor's present or contemplated business operations infringes or will infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party where such claim has had or is reasonably likely to have a Material Adverse Effect; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party where such claim has had or is reasonably likely to have a Material Adverse Effect;

                        (viii) no Guarantor has any knowledge of any third party
            claim that any of such Grantor's present or contemplated business operations infringes or will infringe upon any Intellectual Property owned or used by such Grantor, or any of its respective licensees where such claim has had or is reasonably likely to have a Material Adverse Effect;

                        (ix) no settlement or consents, covenants not to sue,
            nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor's rights to own or use any Intellectual Property where such settlement, consent, covenant not to sue, nonassertion assurance or release has had or is reasonably likely to have a Material Adverse Effect; and

                        (x) each Grantor has not made a previous assignment,
            sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent.

            (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees as follows:

                        (i) it shall not do any act or omit to do any act
            whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein where such act or omission would be reasonably likely to have a Material Adverse Effect;

                        (ii) it shall not, with respect to any Trademarks which
            are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality where such cessation or failure, or any failure to take such steps, has had or would be reasonably likely to have a Material Adverse Effect;

                        (iii) it shall, within thirty (30) days of the creation
            or acquisition of any copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office;

                        (iv) it shall promptly notify the Collateral Agent if it
            knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become
            (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any material adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark

            Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court;

                        (v) it shall take all reasonable steps in the United
            States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property (except for such works with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration) including, but not limited to, those items on Schedule 3.7(A), (C) and (E) (as each may be amended or supplemented from time to time);

                        (vi) in the event that any Intellectual Property owned
            by or exclusively licensed to any Grantor and material to its business is materially infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

                        (vii) it shall promptly (but in no event more than
            thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

                        (viii) it shall, promptly upon the reasonable request of
            the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent's interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

                        (ix) except with the prior consent of the Collateral
            Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Security Interest upon or with respect to the Intellectual Property, except for the Security Interest created by and under this Security Agreement and the other Senior Finance Documents;

                        (x) it shall hereafter use commercially reasonable
            efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that materially impairs or prevents the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

                        (xi) it shall use proper statutory notice in connection
            with its use of any of the Intellectual Property; and

                        (xii) it shall continue to collect, at its own expense,
            all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take such action as such Grantor may reasonably deem necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

      3.8. COMMERCIAL TORT CLAIMS.

            (a) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on the date of this Agreement, the date of each Drawdown Request, each Drawdown Date and the first day of each Interest Period, that Schedule 3.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor; and

            (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 4. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL
           GRANTORS.

      4.1. ACCESS; RIGHT OF INSPECTION. The Collateral Agent shall at all times have full and free access during normal business hours and upon reasonable prior written notice to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times during normal business hours upon reasonable prior written notice also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

      4.2. FURTHER ASSURANCES.

            (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

                        (i) file such financing or continuation statements, or
            amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                        (ii) take all actions necessary to ensure the
            recordation of appropriate evidence of the Secured Parties and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing; and

                        (iii) at the Collateral Agent's request, appear in and
            defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

            (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may reasonably determine, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property." Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

            (c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 3.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

      4.3. ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "ADDITIONAL GRANTOR"), and each Grantor shall cause each of its domestic Subsidiaries from time to time formed or acquired after the date hereof to become parties hereto as additional Grantors by executing a counterpart to this agreement by which it agrees to be bound hereby as though it were an original signatory hereto and provides supplements to the schedules hereto with respect to itself and its Collateral. Upon delivery of any such Counterpart Agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of any Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 5. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

      5.1. POWER OF ATTORNEY. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

            (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

            (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

            (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

            (e) to prepare and file any UCC financing statements against such Grantor as debtor;

            (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the Security Interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

            (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Security Interest (other than Permitted Security Interests) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand;

            (h) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes; and

            (i) to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      5.2. NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their or their affiliates' officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6. REMEDIES.

      6.1. GENERALLY.

            (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                        (i) require any Grantor to, and each Grantor hereby
            agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

                        (ii) enter onto the property where any Collateral is
            located and take possession thereof with or without judicial process;

                        (iii) prior to the disposition of the Collateral, store,
            process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

                        (iv) without notice except as specified below or
            required under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

            (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

            (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

            (d) If the Collateral Agent sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral.

            (e) The Collateral Agent shall have no obligation to marshall any of the Collateral.

      6.2. INVESTMENT RELATED PROPERTY.

            (a) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the

Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            (b) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

      6.3. INTELLECTUAL PROPERTY.

            (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

                        (i) the Collateral Agent shall have the right (but not
            the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent and the Secured Parties in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

                        (ii) upon written demand from the Collateral Agent, each
            Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

                        (iii) each Grantor agrees that such an assignment and/or
            recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

                        (iv) within five (5) Business Days after written notice
            from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the

            Trademarks and Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent's behalf and to be compensated by the Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

                        (v) the Collateral Agent shall have the right to notify,
            or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

                                    (1) all amounts and proceeds (including
                        checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 6.5 hereof; and

                                    (2) Grantor shall not adjust, settle or
                        compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

            (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Security Interests granted by or on behalf of the Collateral Agent and the Secured Parties.

            (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

      6.4. CASH PROCEEDS. In addition to the rights of the Collateral Agent specified in Section 3.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "CASH PROCEEDS") following the occurrence and during the continuance of an Event of Default shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 3.4(b)(iii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent.

      6.5. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: FIRST, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; SECOND, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and THIRD, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 7. COLLATERAL AGENT.

      The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Senior Finance Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedging Agreement) under all Hedging Agreements. In furtherance of the foregoing provisions of this Section, each Hedging Lender and Ancillary Lender, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Hedging Lender or Ancillary Lender that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign or be removed and a successor Collateral Agent may be appointed, all in accordance with Clause 22.9 of the Credit Agreement. After any retiring or removed Collateral Agent's resignation or removal as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 8. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

      This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Bank Guarantees, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns for the benefit and on behalf of the Secured Parties. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Secured Party may assign or otherwise transfer any Advances held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Bank Guarantees, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 9. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

      The powers conferred on the Collateral Agent hereunder are solely to protect its interest, for the benefit and on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor.

SECTION 10. MISCELLANEOUS.

      Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 25 of the Credit Agreement. No failure or delay on the pact of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Senior Finance Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Senior Finance Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. Subject to the terms of the Credit Agreement, any Secured Party may assign or grant participations in its Secured Obligations without affecting the validity of this Agreement. This Agreement and the other Senior Finance Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Senior Finance Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement may be amended only in writing signed by the Grantors and the Collateral Agent. The Grantors and the Collateral Agent hereby irrevocably waive all rights to a trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                    DELTA I ACQUISITION, INC.

                                    By: /s/ PAUL GUILBERT
                                        ------------------------------
                                    Name:  Paul Guilbert
                                    Title: Vice President


                                    DELTA I ACQUISITION, LLC

                                    By: /s/ HAMILTON ANSTEAD
                                        ------------------------------
                                    Name:  Hamilton Anstead
                                    Title: Director


                                    BARCLAYS BANK PLC, as the Collateral Agent

                                    By: /s/ GORDON WATTERS
                                        ------------------------------
                                    Name:  Gordon Watters
                                    Title: Director

                                                                    SCHEDULE 3.1
                                                TO SECURITY AND PLEDGE AGREEMENT

                               GENERAL INFORMATION

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

                                                                         Chief Executive Office (or
                                                    Jurisdiction of       Residence if Grantor is a        Organization
      Full Legal Name       Type of Organization     Organization              Natural Person)             I.D. #
      ---------------       --------------------    ---------------       -------------------------        -----------------
Delta I Acquisition, Inc.   Corporation             Delaware              Barfield House                   N/A
                                                                          St. Julian's Avenue, St. Peter
                                                                          Port, Guernsey

                            Limited Liability       Delaware              Emerson Court, Alderley Road,    N/A
Delta I Acquisition, LLC    Company                                       Wilmslow, Cheshire

(B) Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

  NAME OF GRANTOR                         DESCRIPTION OF AGREEMENT
  ---------------                         ------------------------

  Delta I Acquisition, Inc.               N/A
  (f/k/a ESG 2001-2)

(C) Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

  FULL LEGAL NAME                         TRADE NAME OR FICTITIOUS BUSINESS NAME
  ---------------                         --------------------------------------

  Delta I Acquisition, Inc.               ESG 2001-2 (former name)

(D) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

NAME OF GRANTOR               DATE OF CHANGE              DESCRIPTION OF CHANGE
---------------               --------------              ---------------------

N/A                           N/A                         N/A

(E)      Financing Statements:

NAME OF GRANTOR                       FILING JURISDICTION(S)
---------------                       ----------------------

N/A                                   N/A


                                 SCHEDULE 3.1-1

                                                                    SCHEDULE 3.2
                                                TO SECURITY AND PLEDGE AGREEMENT


NAME OF GRANTOR                  LOCATION OF EQUIPMENT AND INVENTORY
---------------                  -----------------------------------

N/A


                                 SCHEDULE 3.2-1

                                                                    SCHEDULE 3.3
                                                TO SECURITY AND PLEDGE AGREEMENT


                             GOVERNMENT RECEIVABLES

None.


                                 SCHEDULE 3.4-1

                                                                    SCHEDULE 3.4
                                                TO SECURITY AND PLEDGE AGREEMENT

                           INVESTMENT RELATED PROPERTY

(A)
Pledged Stock:

                                                                                                                    % OF OUTSTANDING
                                                       CERTIFICATED     STOCK CERTIFICATE            NO. OF PLEDGED     STOCK OF THE
      GRANTOR          STOCK ISSUER   CLASS OF STOCK       (Y/N)                NO.        PAR VALUE      STOCK         STOCK ISSUER
------------------------------------------------------------------------------------------------------------------------------------
      Delta I            Delta I          Common            Yes                 1           $0.01          1               100%
    Acquisition,      Acquisition,
       LLC                Inc.
------------------------------------------------------------------------------------------------------------------------------------

Pledged LLC Interests:

                                                                                                               % OF OUTSTANDING LLC
                                                                                                                 INTERESTS OF THE
                LIMITED LIABILITY                                                                                LIMITED LIABILITY
 GRANTOR             COMPANY           CERTIFICATED (Y/N)     CERTIFICATE NO. (IF ANY)    NO. OF PLEDGED UNITS        COMPANY
------------------------------------------------------------------------------------------------------------------------------------
   N/A               N/A                     N/A                        N/A                       N/A                   N/A
------------------------------------------------------------------------------------------------------------------------------------

Pledged Partnership Interests:

                               TYPE OF PARTNERSHIP                                                               % OF OUTSTANDING
                                 INTERESTS (E.G.,                                                             PARTNERSHIP INTERESTS
 GRANTOR     PARTNERSHIP       GENERAL OR LIMITED)        CERTIFICATED (Y/N)      CERTIFICATE NO. (IF ANY)      OF THE PARTNERSHIP
------------------------------------------------------------------------------------------------------------------------------------
   N/A           N/A                   N/A                        N/A                        N/A                       N/A
------------------------------------------------------------------------------------------------------------------------------------

Pledged Trust Interests:

                                                                                                           % OF OUTSTANDING TRUST
  GRANTOR       TRUST     CLASS OF TRUST INTERESTS     CERTIFICATED (Y/N)      CERTIFICATE NO. (IF ANY)    INTERESTS OF THE TRUST
------------------------------------------------------------------------------------------------------------------------------------
    N/A          N/A                N/A                        N/A                        N/A                       N/A
------------------------------------------------------------------------------------------------------------------------------------


                                       SCHEDULE 3.4-1

Pledged Debt:

                          ORIGINAL PRINCIPAL       OUTSTANDING PRINCIPAL
  GRANTOR       ISSUER          AMOUNT                    BALANCE                  ISSUE DATE               MATURITY DATE
------------------------------------------------------------------------------------------------------------------------------------
    N/A           N/A            N/A                        N/A                        N/A                       N/A
------------------------------------------------------------------------------------------------------------------------------------

Securities Account:

    GRANTOR         SHARE OF SECURITIES INTERMEDIARY                 ACCOUNT NUMBER                           ACCOUNT NAME
------------------------------------------------------------------------------------------------------------------------------------
      N/A                         N/A                                     N/A                                     N/A
------------------------------------------------------------------------------------------------------------------------------------

Commodities Accounts:

    GRANTOR             NAME OF COMMODITIES INTERMEDIARY                 ACCOUNT NUMBER                           ACCOUNT NAME
------------------------------------------------------------------------------------------------------------------------------------
      N/A                             N/A                                     N/A                                     N/A
------------------------------------------------------------------------------------------------------------------------------------

Deposit Accounts:

                                 NAME OF
    GRANTOR                  DEPOSITORY BANK                          ACCOUNT NUMBER                           ACCOUNT NAME
------------------------------------------------------------------------------------------------------------------------------------
      N/A                          N/A                                     N/A                                     N/A
------------------------------------------------------------------------------------------------------------------------------------

(B)

NAME OF GRANTOR           DATE OF ACQUISITION        DESCRIPTION OF ACQUISITION
---------------           -------------------        --------------------------

N/A


                                 SCHEDULE 3.4-2

                                                                    SCHEDULE 3.5
                                                TO SECURITY AND PLEDGE AGREEMENT

NAME OF GRANTOR                        DESCRIPTION OF MATERIAL CONTRACT
---------------                        --------------------------------

Delta I Acquisition, Inc.              Agreement and Plan of Merger, dated as of
                                       August 1, 2002, by and among Four Seasons
                                       Health Care Limited, Delta I Acquisition,
                                       Inc. and Omega Worldwide, Inc.

                                       Stock Purchase Agreement, dated as of
                                       August 1, 2002, by and among Four Seasons
                                       Health Care Limited, Delta I Acquisition,
                                       Inc. and Omega Healthcare Investors Inc.



                                    SCHEDULE 3.5-1

                                                                    SCHEDULE 3.6
                                                TO SECURITY AND PLEDGE AGREEMENT


NAME OF GRANTOR                            DESCRIPTION OF LETTERS OF CREDIT
---------------                            --------------------------------

None.



                                     SCHEDULE 3.6-1

                                                                    SCHEDULE 3.7
                                                TO SECURITY AND PLEDGE AGREEMENT

                              INTELLECTUAL PROPERTY

(A)      Copyrights

         None.

(B)      Copyright Licenses

         None.

(C)      Patents

         None.

(D)      Patent Licenses

         None.

(E)      Trademarks

         None.

(F)      Trademark Licenses

         None.

(G)      Trade Secret Licenses

         None.

(H)      Intellectual Property Matters

         None.


                                   SCHEDULE 3.7-1

                                                                    SCHEDULE 3.8
                                                TO SECURITY AND PLEDGE AGREEMENT


NAME OF GRANTOR                                  COMMERCIAL TORT CLAIMS
---------------                                  ----------------------

None.


                                   SCHEDULE 3.8-1

                                                                       EXHIBIT A
                                                TO SECURITY AND PLEDGE AGREEMENT


                                PLEDGE SUPPLEMENT


         This PLEDGE SUPPLEMENT, dated _____________, is delivered pursuant to the Security and Pledge Agreement, dated as of July __, 2002 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY AGREEMENT"), among [NAME OF GRANTOR], the other Grantors named therein, and Barclays Bank PLC as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

         Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located [and hereby agrees to be bound by the terms of the Security Agreement as a Grantor and as an Additional Grantor thereunder as though it had been an original signatory thereto]. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

         IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written

                                        [NAME OF GRANTOR]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                   EXHIBIT A-1

                                                      SUPPLEMENT TO SCHEDULE 3.1
                                                TO SECURITY AND PLEDGE AGREEMENT

Additional Information

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

                                                    Chief Executive
                                                      Office (or
                                                     Residence if
                       Type of    Jurisdiction of    Grantor is a
  Full Legal Name   Organization   Organization     Natural Person)     Organization I.D. #
  ---------------   ------------  ---------------   ---------------     -------------------


(B) Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

NAME OF GRANTOR                           DESCRIPTION OF AGREEMENT
---------------                           ------------------------

(C) Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

FULL LEGAL NAME                     TRADE NAME OR FICTITIOUS BUSINESS NAME
---------------                     --------------------------------------

(D) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

NAME OF GRANTOR              DATE OF CHANGE             DESCRIPTION OF CHANGE
---------------              --------------             ---------------------

(E)      Financing Statements:

NAME OF GRANTOR                              FILING JURISDICTION(S)
---------------                              ----------------------


                                  EXHIBIT A-2

                                                      SUPPLEMENT TO SCHEDULE 3.2
                                                TO SECURITY AND PLEDGE AGREEMENT

Additional Information:

NAME OF GRANTOR                     LOCATION OF EQUIPMENT AND INVENTORY
---------------                     -----------------------------------


                                  EXHIBIT A-3

                                                      SUPPLEMENT TO SCHEDULE 3.3
                                                TO SECURITY AND PLEDGE AGREEMENT


Additional Information:

Government Receivables:


                                  EXHIBIT A-4

                                                      SUPPLEMENT TO SCHEDULE 3.4
                                                TO SECURITY AND PLEDGE AGREEMENT


Additional Information:


(A)

Pledged Stock:


Pledged Partnership Interests:


Pledged LLC Interests:


Pledged Trust Interests:


Pledged Debt:


Securities Account:


Deposit Accounts:


(B)

NAME OF GRANTOR         DATE OF ACQUISITION           DESCRIPTION OF ACQUISITION
---------------         -------------------           --------------------------


                                  EXHIBIT A-5

                                                      SUPPLEMENT TO SCHEDULE 3.5
                                                  TO SECUITY AND PLEGE AGREEMENT


Additional Information:


NAME OF GRANTOR                            DESCRIPTION OF MATERIAL CONTRACT
---------------                            --------------------------------


                                  EXHIBIT A-6

                                                      SUPPLEMENT TO SCHEDULE 3.6
                                                TO SECURITY AND PLEDGE AGREEMENT


Additional Information:

NAME OF GRANTOR                             DESCRIPTION OF LETTERS OF CREDIT
---------------                             --------------------------------


                                  EXHIBIT A-7

                                                      SUPPLEMENT TO SCHEDULE 3.7
                                                TO SECURITY AND PLEDGE AGREEMENT


Additional Information:

(A)      Copyrights



(B)      Copyright Licenses



(C)      Patents



(D)      Patent Licenses



(E)      Trademarks



(F)      Trademark Licenses



(G)      Trade Secret Licenses



(H)      Intellectual Property Matters


                                  EXHIBIT A-8

                                                      SUPPLEMENT TO SCHEDULE 3.8
                                                TO SECURITY AND PLEDGE AGREEMENT


Additional Information:


NAME OF GRANTOR                                COMMERCIAL TORT CLAIMS
---------------                                ----------------------


                                  EXHIBIT A-9

                                                                       EXHIBIT B
                                                TO SECURITY AND PLEDGE AGREEMENT

                   UNCERTIFICATED SECURITIES CONTROL AGREEMENT

         This Uncertificated Securities Control Agreement (this "Agreement") dated as of _________, 2002 among __________________ (the "PLEDGOR"), Barclays
Bank PLC, as collateral agent for the Secured Parties, (the "COLLATERAL AGENT") and ______________, a _________________ corporation (the "ISSUER"). Capitalized terms used but not defined herein shall have the meaning assigned in the Security and Pledge Agreement dated [as of the date hereof], among the Pledgor, the other Grantors party thereto and the Collateral Agent (the "SECURITY Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1. REGISTERED OWNERSHIP OF SHARES. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of ___________ shares of the Issuer's [common] stock (the "PLEDGED SHARES") and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.

         SECTION 2. INSTRUCTIONS. If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

         SECTION 3. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants to the Collateral Agent:

         (a) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

         (b) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

         (c) Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any Security Interest, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.

         (d) This Agreement is the valid and legally binding obligation of the Issuer.

         SECTION 4. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of [New York].

         SECTION 5. CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

                                   EXHIBIT B-1

         SECTION 6. VOTING RIGHTS. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

         SECTION 7. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

         SECTION 8. INDEMNIFICATION OF ISSUER. The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer's negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

         SECTION 9. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:            [INSERT ADDRESS]
                    Attention:


                    Telecopier:


Collateral Agent:   [INSERT ADDRESS]
                    Attention:
                    Telecopier:


Issuer:             [INSERT ADDRESS]
                    Attention:
                    Telecopier:

         Any party may change its address for notices in the manner set forth above.

         SECTION 10. TERMINATION. The obligations of the Issuer to the Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent's security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate


                                   EXHIBIT B-2
the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.


                                   EXHIBIT B-3

         SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                                  [NAME OF PLEDGOR]


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                  BARCLAYS BANK PLC,
                                  as Collateral Agent


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                  [NAME OF ISSUER]


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                   EXHIBIT B-4

                                                                       EXHIBIT A
                                  TO UNCERTIFICATED SECURITIES CONTROL AGREEMENT


                        [Letterhead of Collateral Agent]


                                     [Date]


[Name and Address of Issuer]

Attention:
          ---------------------------------------


              Re: TERMINATION OF CONTROL AGREEMENT
                  --------------------------------

         You are hereby notified that the Uncertificated Securities Control Agreement between you, [THE PLEDGOR] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from [THE PLEDGOR]. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [THE PLEDGOR] pursuant to any other agreement.

         You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

                                             Very truly yours,

                                             BARCLAYS BANK PLC,
                                             as Collateral Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                  EXHIBIT B-A-1

                                                                       EXHIBIT C
                                                TO SECURITY AND PLEDGE AGREEMENT


                      SECURITIES ACCOUNT CONTROL AGREEMENT


         This Securities Account Control Agreement dated as of _______ (this "AGREEMENT") among ___________________________ (the "DEBTOR"), Barclays Bank PLC, as collateral agent for the Secured Parties (the "COLLATERAL AGENT") and _____________, in its capacity as a "securities intermediary" as defined in
Section 8-102 of the UCC (in such capacity, the "SECURITIES INTERMEDIARY"). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement, dated [as of the date hereof], among the Debtor, the other Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1. ESTABLISHMENT OF SECURITIES ACCOUNT. The Securities Intermediary hereby confirms and agrees that:

         (a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "SECURITIES ACCOUNT") and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Collateral Agent;

         (b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

         (c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

         (d) The Securities Account is a "securities account" within the meaning of Section 8-501 of the UCC.

         SECTION 2. "FINANCIAL ASSETS" ELECTION. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

         SECTION 3. CONTROL OF THE SECURITIES ACCOUNT. If at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. If the Debtor is otherwise

                                   EXHIBIT C-1
entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the Collateral Agent, the Securities Intermediary shall follow the orders issued by the Collateral Agent.

         SECTION 4. SUBORDINATION OF SECURED PARTY; WAIVER OF SET-OFF. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's Security Interest, or any other right in favor of any person other than the Collateral Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

         SECTION 5. CHOICE OF LAW. This Agreement and the Securities Account shall each be governed by the laws of the State of [New York]. Regardless of any provision in any other agreement, for purposes of the UCC, [New York] shall be deemed to be the Securities Intermediary's jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the [Securities Entitlements] related thereto) shall be governed by the laws of the State of [New York].

         SECTION 6. CONFLICT WITH OTHER AGREEMENTS.

         (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

         (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

         (c) The Securities Intermediary hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

                  (ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

                  (iii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

         SECTION 7. ADVERSE CLAIMS. Except for the claims and interest of the Collateral Agent and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any Security Interest, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Debtor thereof.


                                   EXHIBIT C-2

         SECTION 8. MAINTENANCE OF SECURITIES ACCOUNT. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

         (a) NOTICE OF SOLE CONTROL. If at any time the Collateral Agent delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Collateral Agent.

         (b) VOTING RIGHTS. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

         (c) PERMITTED INVESTMENTS. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Collateral Agent, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

         (d) STATEMENTS AND CONFIRMATIONS. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Agent at the address for each set forth in Section 12 of this Agreement.

         (e) TAX REPORTING. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SECURITIES INTERMEDIARY. The Securities Intermediary hereby makes the following representations, warranties and covenants:

         (a) The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

         (b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

         SECTION 10. INDEMNIFICATION OF SECURITIES INTERMEDIARY. The Debtor and the Collateral Agent hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.


                                   EXHIBIT C-3

         SECTION 11. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

         SECTION 12. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

      Debtor:                     [INSERT ADDRESS]
                                  Attention:
                                  Telecopier:


      Collateral Agent:           [INSERT ADDRESS]
                                  Attention:
                                  Telecopier:


      Securities Intermediary:    [INSERT ADDRESS]
                                  Attention:
                                  Telecopier:

         Any party may change its address for notices in the manner set forth above.

         SECTION 13. TERMINATION. The obligations of the Securities Intermediary to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Collateral Agent in the Securities Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Securities Intermediary of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Collateral Agent's security interest in the Securities Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

         SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                                   EXHIBIT C-4

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.


                                [DEBTOR]


                                By:
                                    --------------------------------------------
                                Name:
                                Title:


                                BARCLAYS BANK PLC,
                                  as Collateral Agent


                                By:
                                    --------------------------------------------
                                Name:
                                Title:


                                [NAME OF SECURITIES INTERMEDIARY],
                                  as Securities Intermediary


                                By:
                                    --------------------------------------------
                                Name:
                                Title:


                                   EXHIBIT C-5

                                                                       EXHIBIT A
                                         TO SECURITIES ACCOUNT CONTROL AGREEMENT

                        [Letterhead of Collateral Agent]

                                                           [Date]

[Name and Address of Securities Intermediary]

Attention:

                           Re: NOTICE OF SOLE CONTROL
                               ----------------------

Ladies and Gentlemen:

         As referenced in the Securities Account Control Agreement dated as of__________ among [NAME OF THE DEBTOR], you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over securities account number ________________________, (the "SECURITIES ACCOUNT") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

         You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].


                                      Very truly yours,
                                      BARCLAYS BANK PLC,
                                      as Collateral Agent
                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:

cc: [NAME OF THE DEBTOR].

                                   C-A-1

                                                                       EXHIBIT B
                                         TO SECURITIES ACCOUNT CONTROL AGREEMENT


                              PERMITTED INVESTMENTS

[TO COME]

                                                                       EXHIBIT C
                                         TO SECURITIES ACCOUNT CONTROL AGREEMENT


                      [Letterhead of the Collateral Agent]


                                                         [Date]


[Name and Address of Securities Intermediary]

Attention:

         Re: TERMINATION OF SECURITIES ACCOUNT CONTROL AGREEMENT
             ---------------------------------------------------

         You are hereby notified that the Securities Account Control Agreement dated as of among you, [NAME OF THE DEBTOR] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) from [NAME OF THE DEBTOR]. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [NAME OF THE DEBTOR] pursuant to any other agreement.

         You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

                                            Very truly yours,

                                            BARCLAYS BANK PLC,
                                            as Collateral Agent


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT D
                                                TO SECURITY AND PLEDGE AGREEMENT


                        DEPOSIT ACCOUNT CONTROL AGREEMENT


         This Deposit Account Control Agreement dated as of __________ (this "AGREEMENT") among _______________________ (the "DEBTOR"), ___________, as
collateral agent for the Secured Parties (the "COLLATERAL AGENT") and _________, in its capacity as a "bank" as defined in Section 9-102 of the UCC (in such capacity, the "FINANCIAL INSTITUTION"). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement, dated [as of the date hereof], between the Debtor, the other Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of [New York].

         SECTION 1. ESTABLISHMENT OF DEPOSIT ACCOUNT. The Financial Institution hereby confirms and agrees that:

         (a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "DEPOSIT ACCOUNT") and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the Collateral Agent; and

         (b) The Deposit Account is a "deposit account" within the meaning of
Section 9-102(a)(29) of the UCC.

         SECTION 2. CONTROL OF THE DEPOSIT ACCOUNT. If at any time the Financial Institution shall receive any instructions originated by the Collateral Agent directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the Security Interest of the Collateral Agent in the Deposit Account and hereby acknowledges and consents to such Security Interest.

         SECTION 3. SUBORDINATION OF SECURED PARTY; WAIVER OF SET-OFF. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker's Security Interest, or any other right in favor of any person other than the Collateral Agent (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

         SECTION 4. CHOICE OF LAW. This Agreement and the Deposit Account shall each be governed by the laws of the State of [New York]. Regardless of any provision in any other agreement, for purposes of the UCC, [New York] shall be deemed to be the Financial Institution's jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of [New York].

         SECTION 5. CONFLICT WITH OTHER AGREEMENTS.

         (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

         (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

         (c) The Financial Institution hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account; and

                  (ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.

         SECTION 6. ADVERSE CLAIMS. The Financial Institution does not know of any Security Interests, claims or encumbrances relating to the Deposit Account. If any person asserts any Security Interest, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Collateral Agent and the Debtor thereof.

         SECTION 7. MAINTENANCE OF DEPOSIT ACCOUNT. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

         (a) STATEMENTS AND CONFIRMATIONS. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and the Collateral Agent at the address for each set forth in Section 11 of this Agreement; and

         (b) TAX REPORTING. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FINANCIAL INSTITUTION. The Financial Institution hereby makes the following representations, warranties and covenants:

         (a) The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

         (b) This Agreement is the valid and legally binding obligation of the Financial Institution.

         SECTION 9. INDEMNIFICATION OF FINANCIAL INSTITUTION. The Debtor and the Collateral Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Financial

Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

         SECTION 10. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.

         SECTION 11. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

       Debtor:                   [INSERT ADDRESS]
                                 Attention:
                                 Telecopier:

       Collateral Agent:         [INSERT ADDRESS]
                                 Attention:
                                 Telecopier:

       Financial Institution:    [INSERT ADDRESS]
                                 Attention:
                                 Telecopier:

         Any party may change its address for notices in the manner set forth above.

         SECTION 12. TERMINATION. The obligations of the Financial Institution to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Financial Institution of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor on or after the termination of the Collateral Agent's security interest in the Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.

         SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.


                                            [DEBTOR]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            BARCLAYS BANK PLC,
                                             as Collateral Agent


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            [NAME OF FINANCIAL INSTITUTION],
                                              as Financial Institution


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A
                                            TO DEPOSIT ACCOUNT CONTROL AGREEMENT

                      [Letterhead of the Collateral Agent]

                                                         [Date]

[Name and Address of Financial Institution]

Attention:

         Re: TERMINATION OF DEPOSIT ACCOUNT CONTROL AGREEMENT
             ------------------------------------------------

         You are hereby notified that the Deposit Account Control Agreement dated as of ______, 2000 among [NAME OF THE DEBTOR], you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) __________ from [NAME OF THE DEBTOR]. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [NAME OF THE DEBTOR] pursuant to any other agreement.

         You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].


                                           Very truly yours,


                                           BARCLAYS BANK PLC,
                                           as Collateral Agent


                                           By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                     D-A-1